UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2014

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curacao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 11, 2014, Orthofix International N.V. (the “Company”) received an expected letter from the Listing Qualifications Department of The NASDAQ Stock Market (the “NASDAQ Staff”) stating that unless the Company requests a hearing before a NASDAQ Listing Qualifications Panel (a “Hearings Panel”) by February 18, 2014, the Company’s common stock will be subject to delisting based upon the Company’s non-compliance with NASDAQ Listing Rule 5250(c)(1). The NASDAQ Staff’s determination letter was issued in accordance with standard NASDAQ procedures due to the delayed filing of the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2013 and September 30, 2013 (collectively, “Delinquent Reports”). The Company intends to request a hearing before a Hearings Panel and also to request a stay of the Staff’s delisting determination. This hearing request will automatically stay the delisting of the Company’s common stock until at least March 5, 2014 and, if the Hearings Panel grants Orthofix’s request for a further stay (which is discretionary on the part of the Hearings Panel and therefore not assured), any final delisting (and suspension of trading) will be stayed until further Hearings Panel proceedings. Under the NASDAQ rules, a Hearings Panel has discretion to grant an additional extension, which cannot exceed 360 calendar days from the original non-compliance date.

On February 12, 2014, the Company issued a press release regarding the foregoing matters, which is filed herewith as Exhibit 99.1 (the “Press Release”). The Press Release, including the information contained under the heading “Forward Looking Statements,” is incorporated by reference into this Item 3.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated February 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm General Counsel and Corporate Secretary

Date: February 12, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 12, 2014.